EXHIBIT 23.1

233 N. Michigan Ave., Suite 2500 Chicago, Illinois 60601 Telephone: 312-856-9100 Fax: 312-856-1379

Consent of Independent Registered Public Accounting Firm

Addus Homecare Corporation

Palatine, Illinois

We hereby consent to the incorporation by reference in Registration Statement No. 333-164413 on Form S-8, of our report dated March 26, 2010, relating to the consolidated financial statements of Addus HomeCare Corporation, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Chicago, IL

March 26, 2010